LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Paul M. Kraus, the undersigned, of 1833 S. Holland-Sylvania Road
(address),
City of Maumee, County of Lucas, State of Ohio, hereby make, constitute and appoint Gary L. Smith, or in the alternative,Mary J.
Schroeder, each of The
Andersons, Inc., 480 W. Dussel Drive, Maumee,
Ohio, 43537 my true and
lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith and Mary
J. Schroeder full power
to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities
Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The
Andersons, Inc. for the calendar
years 2004 and 2005.

	   The
rights, powers, and authority of each
limited attorney-in-fact herein
granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 6, 2006.



	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of
Attorney as of this ___9th__ day of _December___, __2003_____.



									   __Paul M. Kraus______

						Name




STATE OF Ohio )
		) ss

COUNTY
OF Lucas )

	On this __9th_____ day of _December_____,

____2003______, before me a notary public in and for said state, personally appeared _Paul M. Kraus_, to me personally known, who being duly sworn,acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.




__Brenda S. McBride________
						Notary Public





									   _03-27-05______________
						My Commission Expires